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                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement of Extended Stay America, Inc. on Form S-8 of (i) our report dated January 26, 1996, on our audit of the consolidated financial statements of Extended Stay America, Inc. as of December 31, 1995, and for the period from January 9, 1995 (inception) through December 31, 1995, which report and financial statements are incorporated by reference to the Company's 1995 Annual Report on Form 10-K, (ii) our report dated January 26, 1996, on our audits of the financial statements of Apartment/Inn, L.P. as of December 31, 1994 and 1995, and for each of the two years in the period ended December 31, 1995, which report and financial statements are incorporated by reference to the Company's Report on Form 8-K dated February 2, 1996, (iii) our report dated February 23, 1996, on our audits of the combined financial statements of Hometown Inn I, LTD and Hometown Inn II, LTD as of December 31, 1994 and 1995, and for each of the three years in the period ended December 31, 1995, which report and financial statements are incorporated by reference to the Company's Report on Form 8-K dated March 4, 1996, (iv) our report dated October 16, 1995, on our audits of the financial statements of Welcome Inn America 89-1, L.P. for each of the two years in the period ended December 31, 1994 and for the period from January 1, 1995 through August 18, 1995, which report and financial statements are incorporated by reference to the Company's 1995 Annual Report on Form 10-K, (v) our report dated May 4, 1996, on our audit of the financial statements of Kipling Hospitality Enterprise Corporation as of December 31, 1995 and for the year then ended, which report and financial statements are incorporated by reference to the Company's Report on Form 8-K dated August 12, 1996, (vi) our report dated June 25, 1996, on our audit of the financial statements of Apartment Inn Partners/Gwinnett, L.P. as of December 31, 1995, and for the year then ended, which report and financial statements are incorporated by reference to the Company's Report on Form 8-K dated July 10, 1996, and (vii) our report dated June 27, 1996, on our audits of the combined financial statements of Boulder Manor, Inc., Melrose Suites, Inc., Nicolle Manor and St. Louis Manor, Inc. (the "M&M Facilities") as of December 31, 1994 and 1995, and for each of the three years in the period ended December 31, 1995, which report and financial statements are incorporated by reference to the Company's Report on Form 8-K dated July 23, 1996.


COOPERS & LYBRAND L.L.P.

/s/ Coopers & Lybrand L.L.P.

Spartanburg, South Carolina
August 14, 1996